Exhibit 99.(17)

THE BOARD OF TRUSTEES OF ADVANCED SERIES TRUST

RECOMMENDS A VOTE “FOR” THE PROPOSAL

NOTE: YOUR VOTING INSTRUCTION FORM IS NOT VALID UNLESS IT IS SIGNED.

PLEASE BE SURE TO SIGN YOUR VOTING INSTRUCTION FORM BELOW

VOTE TODAY BY MAIL

TOUCH-TONE PHONE OR THE INTERNET

CALL TOLL-FREE 800-690-6903

OR LOG ON TO WWW.PROXYVOTE.COM

[INSURANCE COMPANY NAME PRINTS HERE]

AST FIDELITY INSTITUTIONAL AM® QUANTITATIVE PORTFOLIO

OF

ADVANCED SERIES TRUST

Special Meeting of Shareholders—September 9, 2021

VOTING INSTRUCTIONS FORM

VOTING INSTRUCTIONS ARE HEREBY SOLICITED BY THE ABOVE-REFERENCED INSURANCE COMPANIES (THE “COMPANIES”) AND THE BOARD OF TRUSTEES OF ADVANCED SERIES TRUST (THE “TRUST”) IN CONNECTION WITH A SPECIAL MEETING OF SHAREHOLDERS OF THE AST FIDELITY INSTITUTIONAL AM® QUANTITATIVE PORTFOLIO OF THE TRUST TO BE HELD ON SEPTEMBER 9, 2021, AT 11:00 A.M. (THE “SPECIAL MEETING”).

Generally, we hold special meetings in person. However, we are sensitive to the public health and travel concerns our shareholders may have, and recommendations that public health officials may issue, relating to the evolving situation with respect to the novel coronavirus disease (“COVID-19”). As a result, the Special Meeting will be conducted solely by means of remote communication. Shareholders will not be able to attend the Special Meeting in person. Any shareholders wishing to participate in the Special Meeting by means of remote communication can do so at https://www.viewproxy.com/pru/broadridgevsm/.

I (we) the undersigned hereby instruct the above-referenced Companies to vote the Fund shares to which I (we) the undersigned am (are) entitled to give instructions as indicated below.

Every properly signed voting instruction card will be voted in the manner specified hereon and, in the absence of specification, will be voted FOR the Proposal. If you do not respond, the Companies will vote all shares attributable to your contract in proportion to the voting instructions actually received from contract owners.

Date:

PLEASE SIGN, DATE AND RETURN PROMPTLY.

Receipt of Notice of Special Meeting and Prospectus/Proxy Statement is hereby acknowledged.

☐ (Please sign in box)

Sign here exactly as name appear(s) on left.

Joint owners should each sign personally. If only one signs, his or her signature will be binding. If the contract owner is a trust, custodial account or other entity, the name of the trust or the custodial account should be entered and the trustee, custodian, etc. should sign in his or her own name, indicating that he or she is “Trustee,” “Custodian,” or other applicable designation. If the contract owner is a partnership, the partnership should be entered and the partner should sign in his or her own name, indicating that he or she is a “Partner.”

Please fill in box (es) as shown using black or blue ink or number 2 pencil.

PLEASE DO NOT USE FINE POINT PENS.

THE PROPOSAL:

To approve a Plan of Reorganization of the Fund (the “Plan of Reorganization”) on behalf of the AST Fidelity Institutional AM® Quantitative Portfolio (the “Target Portfolio”) and the AST T. Rowe Price Asset Allocation Portfolio (the “Acquiring Portfolio”) and the transactions contemplated thereby, including (i) the transfer of all of the assets of the Target Portfolio to the Acquiring Portfolio and the assumption by the Acquiring Portfolio of all of the liabilities of the Target Portfolio, in exchange for full and fractional shares of the Acquiring Portfolio (the “Acquiring Portfolio Shares”), (ii) the distribution of Acquiring Portfolio Shares to the shareholders of the Target Portfolio according to their respective interests in complete liquidation of the Target Portfolio, and (iii) the dissolution of the Target Portfolio as soon as practicable after the Closing (as defined in the Plan of Reorganization), all upon and subject to the terms of the Plan of Reorganization.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF TRUSTEES OF ADVANCED SERIES TRUST

RECOMMENDS A VOTE “FOR” THE PROPOSAL

AST FIDELITY INSTITUTIONAL AM® QUANTITATIVE PORTFOLIO

OF

ADVANCED SERIES TRUST

Special Meeting of Shareholders—September 9, 2021

Shareholder Voting Ballot

PROPOSAL 1:

To approve a Plan of Reorganization of the Fund (the “Plan of Reorganization”) on behalf of the AST Fidelity Institutional AM® Quantitative Portfolio (the “Target Portfolio”) and the AST T. Rowe Price Asset Allocation Portfolio (the “Acquiring Portfolio”) and the transactions contemplated thereby, including (i) the transfer of all of the assets of the Target Portfolio to the Acquiring Portfolio and the assumption by the Acquiring Portfolio of all of the liabilities of the Target Portfolio, in exchange for full and fractional shares of the Acquiring Portfolio (the “Acquiring Portfolio Shares”), (ii) the distribution of Acquiring Portfolio Shares to the shareholders of the Target Portfolio according to their respective interests in complete liquidation of the Target Portfolio, and (iii) the dissolution of the Target Portfolio as soon as practicable after the Closing (as defined in the Plan of Reorganization), all upon and subject to the terms of the Plan of Reorganization.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Date: , 2021

Name of Shareholder

Signature of Shareholder